UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2008

CHARLES & COLVARD LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23329

NC	561928817
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Perimeter Park Drive, Suite A, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

9194680399
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On December 3, 2008, Charles & Colvard, Ltd. (the "Company") reached an agreement with Carl A. Mielke, Senior Vice President of Sales, to temporarily reduce Mr. Mielke's annual base salary. Mr. Mielke will receive 90% of his annual base salary effective for the period beginning October 1, 2008 and ending December 31, 2008 (the "Reduction Period"). Mr. Mielke has agreed to this reduction in annual base salary, provided that if at any time during the Reduction Period he notifies the Company that he is no longer willing to accept the salary reduction, the Company has seven days to return Mr. Mielke's annual base salary to its pre-reduction level or accept that Mr. Mielke has terminated for cause his employment agreement with the Company (filed as Exhibit 10.100 to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2007).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES & COLVARD LTD

Date: December 05, 2008	By:	/s/ Dennis Reed
Dennis Reed
President and Chief Marketing Officer